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                                                                     EXHIBIT 4.9

                             METAL MANAGEMENT, INC.

                          EMPLOYEE STOCK PURCHASE PLAN


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                               TABLE OF CONTENTS

                                                                                PAGE
                                                                                ----
sec. 1.    PURPOSE............................................................    1
sec. 2.    DEFINITIONS........................................................    1
           2.1    Account.....................................................    1
           2.2    Board.......................................................    1
           2.3    Business Day................................................    1
           2.4    Code........................................................    1
           2.5    Committee...................................................    1
           2.6    Company.....................................................    1
           2.7    Compensation................................................    1
           2.8    Eligible Employee...........................................    1
           2.9    Enrollment Period...........................................    1
           2.10   Exercise Date...............................................    2
           2.11   Fair Market Value...........................................    2
           2.12   1933 Act....................................................    2
           2.13   1934 Act....................................................    2
           2.14   Offering Period.............................................    2
           2.15   Participating Employee......................................    2
           2.16   Participating Employer......................................    2
           2.17   Plan........................................................    2
           2.18   Plan Administrator..........................................    2
           2.19   Purchase Price..............................................    2
           2.20   Recordkeeper................................................    2
           2.21   Stock.......................................................    2
           2.22   Stock Purchase Form.........................................    2
           2.23   Subsidiary..................................................    2
sec. 3.    SHARES RESERVED UNDER THE PLAN.....................................    2
sec. 4.    EFFECTIVE DATE.....................................................    3
sec. 5.    PLAN ADMINISTRATOR.................................................    3
sec. 6.    PARTICIPATION......................................................    3
           6.1    Requirements................................................    3
           6.2    Continuing Authorization....................................    3
           6.3    Termination.................................................    3
sec. 7.    GRANTING OF OPTIONS................................................    3
           7.1    General Rule................................................    3
           7.2    Statutory Limitation........................................    4
           7.3    Insufficient Number of Shares of Stock......................    4
sec. 8.    METHOD OF PAYMENT..................................................    4
           8.1    Initial Authorization.......................................    4
           8.2    Continuing Election.........................................    4
           8.3    Election Amendment..........................................    4
           8.4    Election Revocation and Withdrawal Rights...................    4

                                       i
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
                                                                                PAGE
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
           8.5    Account Credits, General Assets and Taxes...................    5
           8.6    No Cash Payments............................................    5
sec. 9.    EXERCISE OF OPTION.................................................    5
           9.1    General Rule................................................    5
           9.2    Automatic Refund............................................    5
           9.3    Delivery of Stock...........................................    5
sec. 10.   TERMINATION OF EMPLOYMENT..........................................    6
           10.1   General Rule................................................    6
           10.2   Leaves of Absence...........................................    6
sec. 11.   TRANSFERABILITY....................................................    6
sec. 12.   ADJUSTMENT.........................................................    6
sec. 13.   CORPORATE TRANSACTIONS.............................................    6
sec. 14.   SECURITIES REGISTRATION............................................    6
sec. 15.   AMENDMENT OR TERMINATION...........................................    7
MISCELLANEOUS.................................................................    7
           16.1   Shareholder Rights..........................................    7
           16.2   No Contract of Employment...................................    7
           16.3   Withholding.................................................    7
           16.5   Construction................................................    7
           16.6   Rule 16b-3..................................................    8

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                                    SEC. 1.

                                    PURPOSE

     The primary purpose of this Plan is to encourage Stock ownership by each Eligible Employee of the Company by permitting the purchase of Stock at a discount that is permissible under sec. 423 of the Code. The Company intends that this Plan constitute an "employee stock purchase plan" within the meaning of sec. 423 of the Code and, further, intends that any ambiguity in this Plan or any related offering be resolved to effect such intent.

                                    SEC. 2.

                                  DEFINITIONS

     2.1 Account -- means the separate bookkeeping account that shall be established and maintained by the Plan Administrator for each Participating Employee for each Offering Period to record the payroll deductions made on his or her behalf to purchase Stock under this Plan.

     2.2  Board -- means the Board of Directors of the Company.

     2.3 Business Day -- means a day that the NASDAQ National Market is open if the Stock is listed on such exchange.

     2.4  Code -- means the Internal Revenue Code of 1986, as amended.

     2.5  Committee -- means the Compensation Committee of the Board.

     2.6 Company -- means Metal Management, Inc., a corporation incorporated under the laws of the State of Delaware, and any successor to Metal Management, Inc.

     2.7 Compensation -- means a Participating Employee's base pay, unless otherwise uniformly defined by the Plan Administrator on a prospective basis.

     2.8 Eligible Employee -- means each employee of the Company or a Subsidiary except --

          (a) an employee who customarily is employed (within the meaning of Code sec. 423(b)(4)(B)) 20 hours or less per week by the Company or such Subsidiary,

          (b) an employee who has not been continuously employed (within the meaning of Code sec. 423(b)(4)(A)) by the Company or such Subsidiary for at least 90 days,

          (c) an employee who would own (immediately after the grant of an option under this Plan) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company based on the rules set forth in sec. 423(b)(3) and sec. 424 of the Code, and

          (d) any highly compensated employee (within the meaning of Code
     Section 414(q)) whose annual Compensation rate is at least $170,000, or other group of highly compensated employees as designated by the Plan Administrator.

The Plan Administrator may from time to time prior to an Enrollment Period adjust the foregoing eligibility requirements by (1) reducing the minimum hours per week threshold under sec. 2.8(a), (2) reducing or increasing (up to a maximum of 2 years) the minimum period of employment under sec. 2.8(b), and (3) requiring employees to be customarily employed for a minimum number of months per year (not to exceed 5 months).

     2.9 Enrollment Period -- means the period set by the Plan Administrator which precedes the beginning of the related Offering Period and which shall continue for no more than 15 days or such other period as set from time to time by the Plan Administrator.


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     2.10  Exercise Date -- means for each Offering Period the last Business Day of such Offering Period or such other day or days as within such Offering Period as may be set by the Plan Administrator.

     2.11 Fair Market Value -- means (1) the closing price on any date for a share of Stock as reported by the NASDAQ National Market or, if no such closing price is available on such date, (2) such closing price as so reported for the immediately preceding day by the NASDAQ National Market, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (3) the price that the Plan Administrator acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

     2.12  1933 Act -- means the Securities Act of 1933, as amended.

     2.13  1934 Act -- means the Securities Exchange act of 1934, as amended.

     2.14 Offering Period -- means each calendar quarter or such other period as set from time to time by the Plan Administrator, however in no event will any Offering Period be longer than 27 months.

     2.15 Participating Employee -- means for each Offering Period each Eligible Employee who is employed by a Participating Employer and who has satisfied the requirements set forth in sec. 6 of this Plan for such Offering Period.

     2.16 Participating Employer -- means for each Offering Period, the Company and each Subsidiary that the Plan Administrator designates as a Participating Employer for such Offering Period.

     2.17 Plan -- means this Metal Management, Inc. Employee Stock Purchase Plan as in effect on the Effective Date and as thereafter amended from time to time.

     2.18 Plan Administrator -- means the Board or the Committee or an executive officer so designated by the Board or the Committee.

     2.19 Purchase Price -- means for each Offering Period the lesser of 85% of the Fair Market Value for a share of Stock on the first Business Day of such Offering Period or 85% of the Fair Market Value for a share of Stock on the last Business Day of such Offering Period.

     2.20 Recordkeeper -- means the entity selected by the Plan Administrator to provide administrative services under this Plan.

     2.21 Stock -- means the common stock of the Company, $0.01 par value per share.

     2.22 Stock Purchase Form -- means the form that an Eligible Employee shall be required to properly complete in writing and timely file with the Plan Administrator before the end of an Enrollment Period in order to purchase Stock under this Plan for the related Offering Period and which shall require an Eligible Employee to provide such information and to take such action as the Plan Administrator in his or her discretion deems necessary or helpful to the orderly administration of this Plan, including authorizing payroll deductions to purchase Stock under this Plan.

     2.23 Subsidiary -- means each corporation which is a subsidiary of the Company (within the meaning of sec. 424(f) of the Code).

                                    SEC. 3.

                         SHARES RESERVED UNDER THE PLAN

     There shall be (subject to sec. 12) a total of 1,000,000 shares of Stock reserved for issuance upon the exercise of options granted under this Plan as of the Effective Date. All such shares of Stock shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock or from shares of Stock which have been reacquired by the Company. The proceeds which the Company receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of the Company.
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                                    SEC. 4.

                                 EFFECTIVE DATE

     The effective date of this Plan shall be the date the Board acts to adopt this Plan if the shareholders of the Company at any time within 12 months before or after such date approve such adoption of this Plan.

                                    SEC. 5.

                               PLAN ADMINISTRATOR

     This Plan shall be administered by the Plan Administrator. The Plan Administrator acting in the Plan Administrator's absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Plan Administrator shall have the power to interpret this Plan and to take such other action in the administration and operation of this Plan as the Plan Administrator deems equitable under the circumstances, which action shall be binding on the Company, on each affected Participating Employee and Participating Employer and on each other person directly or indirectly affected by such action. The Plan Administrator shall have the power to delegate to the Recordkeeper, or to any other person or entity, the duty to perform such administrative functions as it deems appropriate under the circumstances. Any person to whom the duty to perform an administrative function is delegated shall act on behalf of and shall be responsible to the Plan Administrator for such function.

                                    SEC. 6.

                                 PARTICIPATION

     6.1 Requirements. Each Eligible Employee who is employed by a Participating Employer during an Enrollment Period shall satisfy the requirements to be a Participating Employee for the related Offering Period if

          (a) he or she has properly completed and filed a Stock Purchase Form with the Plan Administrator on or before the last day of such Enrollment Period to purchase shares of Stock pursuant to options granted under this Plan, and

          (b) his or her employment as an Eligible Employee continues uninterrupted throughout the period which begins on the date he or she properly completed and filed the Stock Purchase Form with the Plan Administrator and ends on the first day of the related Offering Period, and no Eligible Employee's employment shall be treated as interrupted by a transfer directly between the Company and any Subsidiary or between one Subsidiary and another Subsidiary.

     6.2 Continuing Authorization. Any election made on a Stock Purchase Form shall continue in effect until amended under sec. 8.3 or revoked under sec. 8.4.

     6.3 Termination. A Participating Employee's status as such shall terminate for an Offering Period (for which he or she has an effective election under a Stock Purchase Form) at such time as his or her account is withdrawn under sec. 8.4 or his or her employment terminates under sec. 10.

                                    SEC. 7.

                              GRANTING OF OPTIONS

     7.1 General Rule. Subject to sec. 7.2 and sec. 7.3, each Participating Employee for each Offering Period automatically shall be granted an option as of the first Business Day of such Offering Period to purchase at the Purchase Price a maximum number of whole shares of Stock, which number shall be determined by dividing $6,250.00 (or such other amount as set from time to time by the Plan Administrator) by the Fair Market Value of a share of Stock on the first Business Day of such Offering Period.

                                       3
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     7.2  Statutory Limitation.  No option granted under this sec. 7 to any
Eligible Employee shall permit his or her rights to purchase shares of Stock under this Plan or under any other employee stock purchase plan (within the meaning of sec. 423 of the Code) established by the Company or any Subsidiary to accrue (within the meaning of sec. 423(b)(8) of the Code) at a rate that exceeds $25,000 of the Fair Market Value of such Stock for any calendar year.

     7.3 Insufficient Number of Shares of Stock. If the number of shares of Stock reserved for purchase for any Offering Period is insufficient to cover the number of shares that Participating Employees elect to purchase on the Exercise Date for such Offering Period, then the number of shares of Stock that each Participating Employee has a right to purchase at the end of such Offering Period shall be reduced to the number of shares of Stock that the Plan Administrator shall determine by multiplying the number of shares of Stock reserved under this Plan by a fraction, the numerator of which shall be the number of shares of Stock which such Participating Employee elected to purchase at the end of such Offering Period and the denominator of which shall be the total number of shares of Stock that all Participating Employees elected to purchase at the end of such Offering Period.

                                    SEC. 8.

                               METHOD OF PAYMENT

     8.1 Initial Authorization. Each Participating Employee's initial election on a Stock Purchase Form shall specify the amount, if any, that he or she authorizes his or her Participating Employer to deduct from his or her Compensation each pay period (determined in accordance with such Participating Employer's standard payroll policies and practices) during the Offering Period for which the election made on such form is in effect; provided

          (a) the minimum amount elected to be deducted from a Participating Employee's Compensation during any pay period in an Offering Period shall not be less than 1% of the Participating Employee's base pay during the pay period, and

          (b) the maximum amount elected to be deducted from a Participating Employee's Compensation during any pay period in an Offering Period shall not exceed the lesser of 15% of the Participating Employee's base pay during the pay period or such other amount as set from time to time by the Plan Administrator.

     8.2 Continuing Election. An election made on a Stock Purchase Form once timely filed under sec. 6.1 shall continue in effect until amended under sec. 8.3 or revoked under sec. 8.4.

     8.3 Election Amendment. An election made on a Stock Purchase Form may be amended during any Enrollment Period and such amendment shall be effective for the related Offering Period if timely filed under sec. 6.1. Unless otherwise uniformly authorized for Participating Employees by the Plan Administrator on a prospective basis, a Participating Employee may not amend a payroll deduction election for an Offering Period during such Offering Period, but may revoke an election pursuant to sec. 8.4.

     8.4  Election Revocation and Withdrawal Rights.

     (a) Revocation. A Participating Employee shall have the right during any Offering Period to revoke an election made on a Stock Purchase Form, and stop the payroll deductions that he or she previously had authorized for such Offering Period, if he or she files an election revocation with the Plan Administrator on a Stock Purchase Form 10 days before the Exercise Date for such Offering Period. In such case, payroll deductions shall stop as soon as practicable after the Plan Administrator actually receives the election revocation.

     (b) Withdrawal. If a Participating Employee revokes his or her election, he or she may elect to withdraw the entire balance credited to his or her Account for such Offering Period without interest, and any such election shall be made on a Stock Purchase Form. If a Participating Employee makes such a withdrawal election, such balance shall be paid to him or her in cash (without interest) as soon as practicable after the

                                       4
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Plan Administrator receives his or her withdrawal election on a Stock Purchase
Form. If no such election is made, such Account balance shall be applied to exercise his or her option under sec. 9.

     8.5 Account Credits, General Assets and Taxes. Each payroll deduction made for a Participating Employee shall be credited to his or her Account as of the pay day as of which the deduction is made. A Participating Employee's payroll deductions will begin on the first payroll paid following the first Business Day in the Offering Period. All payroll deductions shall be held by the Company or by one, or more than one, Subsidiary (as determined by the Plan Administrator) as part of the general assets of the Company or any such Subsidiary, and each Participating Employee's right to the amounts credited to his or her Account shall be those of a general and unsecured creditor. No interest will accrue on a Participating Employee's contributions to this Plan. The Company or such Subsidiary shall have the right to withhold on payroll deductions to the extent such person deems necessary or appropriate to satisfy applicable tax laws.

     8.6 No Cash Payments. No Participating Employee may make any contribution to his or her Account except through payroll deductions made in accordance with this sec. 8, unless the Participating Employee is on leave of absence and his or her employment relationship is treated as continuing intact as provided under sec. 10.2, in which case the Participating Employee may elect to make cash payments to the Company in lieu of payroll deductions during such leave of absence in the amount of his or her authorized payroll deduction election.

                                    SEC. 9.

                               EXERCISE OF OPTION

     9.1 General Rule. Each Participating Employee automatically shall be deemed to exercise his or her option granted for each Offering Period on the related Exercise Date for the purchase of as many whole shares of Stock subject to such option as the balance credited to his or her Account as of that date will purchase at the Purchase Price for such shares of Stock.

     9.2 Automatic Refund. If a Participating Employee's Account has a remaining balance after his or her option has been exercised as of an Exercise Date under this sec. 9, such balance automatically shall be refunded to the Participating Employee in cash (without interest) as soon as practicable following such Exercise Date unless such balance is attributable to a fractional share, in which event such Account balance will be carried forward (without interest) to the immediately following Offering Period.

     9.3 Delivery of Stock. As soon as practicable after each Exercise Date, the Plan Administrator will cause shares of Stock issued upon exercise of Participating Employee's option to be registered in book-entry form in the Participating Employee's name. The Recordkeeper shall record the purchase of Stock to a separate bookkeeping account established and maintained by the Recordkeeper for the Participating Employee (the Participating Employee's "Share Account"). The Recordkeeper shall provide periodic statements to each Participating Employee or former Participating Employee of the number of shares of Stock held for his or her Share Account and of the dividends paid on those shares. A Participating Employee or former Participating Employee may request the Recordkeeper deliver to the Participating Employee or former Participating Employee certificates representing all of the shares of Stock credited to his or her Share Account. Such certificates shall be provided at the Participating Employee's or former Participating Employee's expense. Any request for a certificate shall be treated as a request for Stock certificates for all shares of Stock credited to the Participating Employee's or former Participating Employee's Share Account. No Participating Employee (or any person who makes a claim through a Participating Employee) shall have any interest in any shares of Stock subject to an option until such option has been exercised and the related shares of Stock actually have been registered.

                                       5
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                                    SEC. 10.

                           TERMINATION OF EMPLOYMENT

     10.1 General Rule. If a Participating Employee's employment as an Eligible Employee terminates on or before the Exercise Date for an Offering Period for any reason whatsoever, his or her Account shall be distributed as if he or she had elected to withdraw his or her Account in cash under sec. 8.4 immediately before the date his or her employment had so terminated. However, if a Participating Employee is transferred directly between the Company and a Subsidiary or between one Subsidiary and another Subsidiary while he or she has an Stock Purchase Form election in effect, his or her employment shall not be treated as terminated merely by reason of such transfer and any such Stock Purchase Form election shall (subject to all the terms and conditions of this Plan) remain in effect after such transfer for the remainder of such Offering Period.

     10.2 Leaves of Absence. For purposes of sec. 10.1, a Participating Employee's employment relationship will be treated as continuing intact while the individual is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed 3 months, or if longer, so long as the individual's right to reemployment with the Company or a Subsidiary is provided either by statute or by contract.

                                    SEC. 11.

                                TRANSFERABILITY

     Neither the balance credited to a Participating Employee's Account nor any rights to the exercise of an option or to receive shares of Stock under this Plan shall be transferable other than by will or by the laws of descent and distribution, and any option shall be exercisable during a Participating Employee's lifetime only by the Participating Employee.

                                    SEC. 12.

                                   ADJUSTMENT

     The number, kind or class (or any combination thereof) of shares of Stock reserved under sec. 3, and the Purchase Price of such shares of Stock as well as the number, kind or class (or any combination thereof) of shares of Stock subject to grants under this Plan shall be adjusted by the Plan Administrator in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to such changes as stock dividends or stock splits.

                                    SEC. 13.

                             CORPORATE TRANSACTIONS

     In the event of (1) a merger, consolidation or other corporate transaction as a result of which shareholders of the Company receive cash, stock or other property in exchange for their Stock or (2) a proposed liquidation or dissolution of the Company, any Offering Period then in progress will be shortened, and the Exercise Date for such Offering Period accelerated, to a specified date before such corporate transaction, liquidation or dissolution, unless the successor entity agrees to assume the Company's obligations under this Plan.

                                    SEC. 14.

                            SECURITIES REGISTRATION

     As a condition to the receipt of shares of Stock under this Plan, an Eligible Employee shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, if so requested by the Company, the

                                       6
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Eligible Employee shall make a written representation to the Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or the Eligible Employee shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required. Any certificates representing shares of Stock issued pursuant to this Plan may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.

                                    SEC. 15.

                            AMENDMENT OR TERMINATION

     This Plan may be amended by the Board or the Committee from time to time to the extent that the Board or the Committee deems necessary or appropriate in light of, and consistent with, sec. 423 of the Code, and any such amendment shall be subject to the approval of the Company's shareholders to the extent such approval is required under sec. 423 of the Code or to the extent such approval is required to satisfy any requirements under other applicable law. The Board or the Committee also may terminate this Plan or any offering made under this Plan at any time; provided, however, the Board or the Committee shall not have the right to modify, cancel, or amend any option outstanding after the beginning of an Offering Period unless (1) each Participating Employee consents in writing to such modification, amendment or cancellation, (2) such modification only accelerates the Exercise Date for the related Offering Period or (3) the Board or the Committee acting in good faith deems that such action is required under applicable law.

                                    SEC. 16.

                                 MISCELLANEOUS

     16.1 Shareholder Rights. No Participating Employee shall have rights as a shareholder of the Company as a result of the grant of an option until such option has been exercised and the related shares of Stock actually have been registered.

     16.2 No Contract of Employment. The grant of an option to a Participating Employee under this Plan shall not constitute a contract of employment and shall not confer on a Participating Employee any rights upon his or her termination of employment.

     16.3 Withholding. Each option shall be made subject to the condition that the Participating Employee consents to whatever action the Plan Administrator directs to satisfy the federal and state tax withholding requirements, if any, that the Plan Administrator in its discretion deems applicable to the exercise of such option.

     16.4 Notice of Disqualifying Disposition. A Participating Employee or Former Participating Employee shall notify the Company if within two years after the date of grant of his or her option for an Offering Period, the Participating Employee or former Participating Employee disposes of shares of Stock acquired on the related Exercise Date that are represented by certificates which have been delivered by the Recordkeeper. Such notice shall state the date of disposition, the number of shares disposed of, the nature of the disposition and the price, if any, received for the shares upon disposition.

     16.5 Construction. All references to sections (sec.) are to sections (sec.) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Delaware. Finally, each term set forth in sec. 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

     16.6 Rule 16b-3. The Plan Administrator shall have the right to amend any option to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to an Eligible Employee as the Plan Administrator deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

     IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

                                          METAL MANAGEMENT, INC.

                                          By:
                                            ------------------------------------

Date:

                                       8